Exhibit 10.2

RECORD AND RETURN TO:	CROSS-REFERENCE TO:
Catherine S. Moore	Deed Book 47335, Page 0739,
Holt, Ney, Zatcoff & Wasserman, LLP	Gwinnett County, Georgia
100 Galleria Parkway
Suite 600	Deed Book 4148, Page 600,
Atlanta, Georgia 30339-5947	Forsyth County, Georgia

THIRD CONSOLIDATED AMENDATORY AGREEMENT
AND AGREEMENT REGARDING CROSS-DEFAULT AND
CROSS-COLLATERALIZATION OF LOANS

($4,077,000 Loan)

        THIS THIRD CONSOLIDATED AMENDATORY AGREEMENT AND AGREEMENT REGARDING CROSS-DEFAULT AND CROSS-COLLATERALIZATION OF LOANS (this “Agreement”) made and entered into as of the 28th day of April, 2008, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as “Borrower”), ROBERTS REALTY INVESTORS, INC., a Georgia corporation (hereinafter referred to as “Guarantor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender”).

W I T N E S S E T H:

        WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Promissory Note, dated as of January 31, 2006, in the face amount of FOUR MILLION SEVENTY-SEVEN THOUSAND AND NO/100 DOLLARS ($4,077,000.00) with interest thereon (hereinafter referred to as the “Note”); and

        WHEREAS, Guarantor has heretofore executed and delivered to Lender that certain Guaranty Agreement dated January 31, 2006 (herein referred to as the “Guaranty”), which guarantees the full and prompt payment and performance of all obligations of Borrower under the Note, the Security Deed (as defined below) and all other documents evidencing, securing or pertaining to the Note (collectively the "Loan Documents") and all other indebtedness of Borrower to Lender; and

        WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Deed to Secure Debt and Assignment of Rents dated as of January 31, 2006, recorded in Deed Book 4148, page 600, Records of the Clerk of Superior Court of Forsyth County, Georgia (herein referred to as the “Security Deed”) for the purpose of securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and

        WHEREAS, the parties hereto did amend the Note, the Security Deed, and the Other Loan Documents by First Consolidated Amendatory Agreement dated as of January 26, 2007, recorded in Deed Book 4615, page 383, Records of the Clerk of Superior Court of Forsyth County, Georgia (the “First Amendment”); and

        WHEREAS, the parties hereto did amend the Note, the Security Deed, and the Other Loan Documents by Second Consolidated Amendatory Agreement dated as of December 6, 2007, recorded in Deed Book 4983, page 235, Records of the Clerk of Superior Court of Forsyth County, Georgia (the “Second Amendment”; as used in this Agreement, the terms “Note”, “Security Deed”, “Guaranty” and “Loan Documents” means each of such documents as amended by the First Amendment and the Second Amendment); and

        WHEREAS, Borrower has asked Lender to extend the term of the Note and to amend the Security Deed and the other Loan Documents accordingly (and to provide for other terms and conditions); and

        WHEREAS, as a condition to granting the extension of the term of the Note and the other amendments contained herein, Lender is requiring and Borrower is agreeing to cross-default and cross-collateralize the loan evidenced by the Note (the “Forsyth Loan”) with the Gwinnett Loan (as defined below); and

        WHEREAS, Lender desires that Guarantor acknowledge and consent to the foregoing and the modification of the documents described herein and that Guarantor ratify and confirm its obligation as a guarantor of the Note.

        NOW THEREFORE, for and in consideration of the premises and the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower, Guarantor and Lender hereby agree as follows:

        1.     Modification of Note. The Note is hereby modified and amended as follows:

1.1	The fourth and eighth paragraphs on the first and second pages of the Note entitled INTEREST RATE and REPAYMENT TERMS are hereby deleted and substituted in lieu thereof shall be the following:

INTEREST RATE. Interest shall be charged on the outstanding principal balance as follows (as applicable, “Interest Rate”), all as determined by Bank prior to the commencement of each Interest Period (defined below):

(A)	from the date hereof until April 30, 2008 at a rate equal to two and fifty one-hundredths percent (2.5%) per annum plus the greater of (x) the Monthly LIBOR Index Rate (defined below) or (y) the LIBOR Floor (defined below); and

(B)	from May 1, 2008 until July 31, 2008 at a rate equal to three and fifty one-hundredths percent (3.5%) per annum plus the greater of (x) the Monthly LIBOR Index Rate or (y) the LIBOR Floor; and

(C)

from August 1, 2008 to October 31, 2008 at a rate equal to three and seventy-five one hundredths percent (3.75%) per annum plus the greater of (x) the Monthly LIBOR Index Rate or (y) the LIBOR Floor; and

(D)	from November 1, 2008 to January 31, 2009 at a rate equal to four percent (4.00%) per annum plus the greater of (x) the Monthly LIBOR Index Rate or (y) the LIBOR Floor; and

(E)	from February 1, 2009 to April 30, 2009 at a rate equal to four and twenty-five one hundredths percent (4.25%) per annum plus the greater of (x) the Monthly LIBOR Index Rate or (y) the LIBOR Floor.

Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. The applicable Interest Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined. For purposes hereof, the following terms shall have the following meanings:

“LIBOR Floor” shall mean a rate of 2.75%.

“Monthly LIBOR Index Rate” means a rate per annum for U.S. dollar deposits for a one (1) month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

“Interest Period” means, initially, the period commencing on (and including) April 28, 2008 and ending on (but excluding) the first Payment Date (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date, provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a New York business day shall be extended to the next succeeding New York business day, and (ii) any Interest Period that would otherwise extend past the Maturity Date shall end on (but exclude) the Maturity Date.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on May 10, 2008, and continuing on the same day of each month thereafter (each, a “Payment Date”) through and including the Maturity Date (as defined below). The entire outstanding principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder shall be due and payable on April 30, 2009 (the “Maturity Date”).”

1.2	Notwithstanding the foregoing, if during any Interest Period (as defined in the Note), Borrower satisfies the Reduction Condition (as defined below), the Interest Rate applicable for the remainder of such Interest Period and any future Interest Period will be reduced by fifty one hundredths percent (0.50%) per annum. As used herein, the term “Reduction Condition” means that Borrower has made a payment (or series of payments) to Lender that has reduced the aggregate principal balance of the Forsyth Loan and the Gwinnett Loan to $9,252,000.00 or less.

1.3	As consideration for the extension of the term of the Note, (i) on the date hereof, Borrower has paid Lender an extension fee in the amount of Twenty Thousand Three Hundred Eighty-Five and No/100 Dollars ($20,385.00); and (ii) unless the Forsyth Loan has been repaid in full, on or before October 31, 2008, Borrower shall pay Lender an additional extension fee (the “Additional Fee”), which shall be the lesser of (A) Twenty Thousand Three Hundred Eighty-Five and No/100 Dollars ($20,385.00) or (B) an amount equal to the outstanding principal balance of the Forsyth Loan as of October 31, 2008 multiplied by 0.005. The Additional Fee will be secured by the Security Deed. Borrower’s failure to timely make the payment described in clause (ii) above will be an Event of Default under the Security Deed, and after October 31, 2008, interest will accrue on any unpaid portion of the Additional Fee at the default rate stated in the Note.

1.4	The Note may be prepaid at any time, in whole or in part, without penalty or premium.

1.5	Except as specifically modified and amended, all of the terms, conditions and provisions of the Note shall remain in full force and effect.

        2.     Modification of Security Deed. The Security Deed is hereby modified and amended as follows:

2.1	Paragraph 1.18 on Page 5 of the Security Deed is hereby amended by deleting the reference to “April 30, 2008” and substituting in lieu thereof the date “April 30, 2009” as the final payment due date.

2.2	All references in the Security Deed to April 30, 2008 as the maturity date of the Note are hereby deleted and substituted in lieu thereof shall be the date April 30, 2009.

2.3	Except as specifically modified and amended, all of the terms, conditions and provisions of the Security Deed shall remain in full force and effect.

        3.     Modification of Loan Documents. The Loan Documents are hereby modified and amended as follows:

3.1	The terms “Note” and “Security Deed” as such terms may be used in the Loan Documents shall mean the Note, and the Security Deed, as modified and amended hereby.

3.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.

        4.     Modification of Guaranty. The Guaranty is hereby modified and amended as follows:

4.1	The terms “Note” and “Loan Documents” as such terms may be used in the Guaranty shall mean the Note and the Loan Documents, as modified and amended hereby.

4.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Guaranty shall remain in full force and effect.

        5.     Cross-Default and Cross-Collateralization of Loans.

5.1	In addition to the “Mortgaged Property” as defined in and encumbered by the Security Deed, the Borrower also owns the Gwinnett Parcel (as defined below) and the Fulton Parcel (as defined below) (the Gwinnett Parcel, the Fulton Parcel and the Mortgaged Property are referred to herein individually as a “Borrower Property” and collectively as the “Borrower’s Properties”). The Lender has extended to Borrower an additional loan in the original principal amount of $8,175,000.00 (the “Gwinnett Loan”) to the Borrower, such loan being secured by the Gwinnett Security Deed (as defined below). In conjunction with the parties’ execution and delivery of this Agreement, Borrower has also executed and delivered the Fulton

Security Deed as additional collateral for both the Gwinnett Loan and the Forsyth Loan.

5.2	The Borrower acknowledges that the Lender is unwilling to enter into this Agreement unless the Borrower agrees that all of the Borrower’s Properties will be treated as a single project through the imposition of cross-collateralization, cross-default and release provisions.

5.3	In addition to the obligations secured by the Security Deed and described as “Indebtedness” therein, the Security Deed also secures the payment and performance of all obligations (the “Other Obligations”) secured by (i) that certain deed to secure debt (the “Gwinnett Security Deed”) made by Borrower, as grantor, to Lender, dated as of December 6, 2006 and recorded in the Office of the Clerk of the Superior Court of Gwinnett County, state of Georgia, in Deed Book 47335, Page 0739, as amended; and (ii) that certain deed to secure debt (“Fulton Security Deed”) made by Borrower, as grantor, to Lender, dated as of even date herewith and to be recorded in the Office of the Clerk of the Superior Court of Fulton County, state of Georgia, on or about the date hereof. The Gwinnett Security Deed and the Fulton Security Deed are referred to herein either individually or collectively, as indicated by the context, as the “Other Security Deed”. The documents, instruments and agreements executed by the Borrower in connection with the Other Obligations including, without limitation the Gwinnett Security Deed and the Fulton Security Deed, are sometimes hereinafter collectively referred to as the “Other Loan Documents”.

5.4	In addition to the obligations secured by the Other Security Deed, the Other Security Deed shall also secure the payment and performance of all obligations secured by the Security Deed.

5.5	Borrower represents and warrants that the lien and security title of the Other Security Deed is a first lien and security title on the property described therein and covered thereby and that the provisions of this Security Deed will not cause intervening liens to become prior to the lien and security title of the Other Security Deed. If any intervening lien exists or hereafter arises, Borrower shall cause the same to be released or subordinated to the lien and security title of the Other Security Deed, without limiting any other right or remedy available to Lender.

5.6	Except as supplemented and/or modified by this Security Deed, all of the terms, covenants and conditions of the Other Security Deed and the Other Loan Documents executed in connection therewith shall remain in full force and effect.

5.7	Borrower and Lender acknowledge and agree that: the Security Deed shall constitute a lien, security title or charge upon only that property described in the Security Deed as the “Mortgaged Property”; the Gwinnett Security Deed shall constitute a lien, security title or charge upon only that property described therein as the “Property”; and the Fulton Security Deed shall constitute a lien, security title or charge upon only that property described therein as the “Property”.

5.8	The Borrower hereby agrees and consents that the occurrence of a “Default” under the Gwinnett Security Deed or a “Default” under the Fulton Security Deed will be at Lender’s option an “Event of Default” under the Security Deed, and no notice will be required to be given to the Borrower in connection therewith. In the event of a “Default” under the Gwinnett Security Deed or a “Default” under the Fulton Security Deed, the Lender shall have the right, in its sole and absolute discretion, to exercise any and all of its rights and remedies contained in or arising under the Security Deed and the other Loan Documents with regard to any or all of the Borrower’s Properties, including, but not limited to, an acceleration of the indebtedness secured by the Security Deed and the sale of one or all of the Borrower’s Properties in accordance with the terms of the Security Deed. No notice, except as may be required by the Security Deed, will be required to be given to the Borrower in connection with the Lender’s exercise of any and all of its rights and remedies after a Default has occurred.

5.9	Borrower waives all rights to have all or part of the “Mortgaged Property” described in the Security Deed or the “Property” described in the Other Security Deed marshaled upon any foreclosure of the Security Deed or the Other Security Deed. Lender shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of the Mortgaged Property and Property described in either or all of said deeds to secure debt as a whole or in separate parcels, in any order that Lender may designate. Borrower makes this waiver for itself, for all persons and entities claiming through or under Borrower and for persons and entities who may acquire a security title, lien or security interest on all or any part of the Mortgaged Property and Property described in any of said deeds to secure debt, or on any interest therein.

5.10	Upon a request from Borrower asking the Lender to consent to release of one or more of the Borrower’s Properties from the cross-default and cross-collateral provisions of this Agreement, subject to sub-Paragraph 5.11 below, Lender will consent to release a Borrower’s Property from the cross-default and cross-collateral provisions of this Paragraph 5 upon (i) the payment of the applicable Release Price (as defined below) and (ii) satisfaction of all of the Release Conditions described in sub-Paragraph

5.11 below. Any sum received by Lender in connection with a release of the Forsyth Parcel shall be applied to the indebtedness secured by the Forsyth Loan Documents, any sum received by Lender in connection with a release of the Gwinnett Parcel shall be applied to the indebtedness secured by the Gwinnett Loan Documents, and sixty-seven percent (67%) of any sum received by Bank in connection with a release of the Fulton Parcel shall be applied to the indebtedness secured by the Gwinnett Loan Documents and the remainder of such sum received by the Bank shall be applied to the indebtedness secured by the Forsyth Loan Documents. Notwithstanding any provision of this Paragraph 5 to the contrary, the Borrower shall not be permitted to request a release of any of the Borrower’s Properties from the cross-default and cross-collateral provisions of this Paragraph 5, if at the time of such request, a “Default” or “Event of Default” exists under either the Forsyth Loan or the Gwinnett Loan. No release of any of the Borrower’s Properties from the cross-default and cross-collateral provisions of this Paragraph 5 shall be permitted by Lender unless Borrower has paid all costs and expenses of Lender incurred in connection with its processing of the requested release, including, without limitation, all title endorsement premiums, recording fees, inspection fees, and attorney fees.

5.11	For purposes of this Paragraph 5, the "Release Conditions" means the following:

(i) Lender receives, at no cost to Lender, such endorsements to Lender’s title insurance policies for the remaining Borrower’s Properties and other similar materials as Lender may reasonably deem necessary;

             (ii)     Borrower will prepare all documents and instruments for the release of the relevant Borrower’s Property, which documents and instruments will be in form and substance reasonably satisfactory to Lender, and Borrower shall pay all costs and expenses incurred in connection with all such releases;

(iii) Borrower shall give Lender written notice of its desire to obtain each such release, which written notice must be received by Lender no later than five (5) days prior to the date on which each such release is to be effected; and

(iv) As a further condition to the release, if required by Lender, each guarantor of the Forsyth Loan and the Gwinnett Loan must reaffirm all obligations under his or its guaranty and confirm the amount guaranteed thereunder.

5.12	For purposes of this Paragraph 5, the following definitions apply:

“Forsyth Parcel” means the parcel so indicated on “Exhibit A” attached hereto and incorporated herein by this reference.

“Fulton Loan Documents” means the Fulton Security Deed and all other documents executed and delivered by Borrower in connection with the Fulton Security Deed.

“Fulton Parcel” means the parcel so indicated on “Exhibit A” attached hereto and incorporated herein by this reference.

“Gwinnett Loan Documents” means the Gwinnett Security Deed and all other documents evidencing, securing or otherwise pertaining to the Gwinnett Loan.

“Gwinnett Parcel” means the parcel so indicated on “Exhibit A” attached hereto and incorporated herein by this reference.

“Release Price” for each of the Forsyth Parcel, Fulton Parcel and Gwinnett Parcel is as follows:

Forsyth Parcel:	$4,077,000.00 plus all accrued and unpaid interest and other indebtedness evidenced or secured by the Forsyth Loan Documents

Fulton Parcel:	$3,300,000.00

Gwinnett Parcel:	$8,175,000.00 plus all accrued and unpaid interest and other indebtedness secured or secured by the Gwinnett Loan Documents.

        6.     Ratification and Consent by Borrower. Borrower hereby (i) ratifies and affirms all of its obligations under the Note, the Security Deed and Loan Documents as modified and amended hereby; (ii) acknowledges, represents and warrants that the Note, the Security Deed and the Loan Documents, as modified, constitute valid and enforceable obligations of Borrower as of this date, free from any defenses and claims of offset by Borrower; and (iii) consents to the modification and amendment of the Note, the Security Deed and Loan Documents as set forth herein.

        7.     Certification of No Default. Borrower hereby certifies that, as of the date hereof, Borrower is not in default under the terms of the Note, the Security Deed or any of the Loan Documents.

        8.     Ratification and Consent by Guarantor. Guarantor hereby (i) ratifies and affirms all its obligations under the Guaranty; (ii) acknowledges, represents and warrants that its Guaranty constitutes the valid and enforceable obligation of Guarantor, as of this date, free from any defenses and claims of offset; and (iii) consents to the execution by Borrower of the modification and amendment of the Note, Security Deed and Loan Documents as set forth herein.

        9.     Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

        10.   Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the modification and amendment of the Note, Security Deed and Loan Documents and supersedes all prior agreements, understandings or negotiations with respect thereto.

        11.   Georgia Law; Time. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia. Time is of the essence of this Agreement

        12.   No Novation. Borrower, Lender and Guarantor hereby agree that this Agreement is not, and shall not be construed as, a novation of the Note or Security Deed, or the other Loan Documents.

[Signatures commence on following page]

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal as of the date first above written.

Signed, sealed and delivered	"BORROWER"
in the presence of:
ROBERTS PROPERTIES RESIDENTIAL,
L.P., a Georgia limited partnership
/s/ Carla Britton
Witness	By: Roberts Realty Investors, Inc., a
Georgia corporation, its general partner
/s/ Joanne Roberts
Notary Public	By /s/ Charles R. Elliott
Charles R. Elliott
My commission expires:	C.F.O. and Secretary

July 27, 2010

(NOTARIAL SEAL)

[Signatures continued on following page]

Signed, sealed and delivered	"GUARANTOR"
in the presence of:
ROBERTS REALTY INVESTORS, INC., a
Georgia corporation
/s/ Carla Britton
Witness	By: /s/ Charles R. Elliott
Charles R. Elliott
/s/ Joanne Roberts	C.F.O. and Secretary
Notary Public
(CORPORATE SEAL)
My commission expires:

July 27, 2010

(NOTARIAL SEAL)

[Signatures continued on following page]

Signed, sealed and delivered	"LENDER"
in the presence of:
WACHOVIA BANK, NATIONAL
ASSOCIATION, a national banking
/s/ Valutha V. Bailey	association
Witness
By: /s/ Mary Lucy Lester
Name: Mary Lucy Lester
/s/ Charlena D. Stice	Title: Director
Notary Public
(BANK SEAL)

My commission expires:

December 8, 2009

(NOTARIAL SEAL)